UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2015

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 1, 2015, Applied Industrial Technologies, Inc. ("Applied") appointed Christopher Macey as Principal Accounting Officer.

Mr. Macey, age 42, joined Applied in April 2015 as Corporate Controller. Previously, Mr. Macey served as Vice President, Corporate Controller and Chief Accounting Officer (from April 2012 to April 2015) and Vice President of Corporate Accounting and External Reporting (from October 2009 to April 2012) of Diebold, Incorporated, a provider of financial self-service delivery, integrated services and software, and security systems primarily to financial commercial, retail and other markets. Prior to joining Diebold, Mr. Macey was a senior manager for PricewaterhouseCoopers LLP.

Mr. Macey earned a Bachelor of Science degree in Business Administration - Accounting from The Ohio State University. He is a CPA and a member of the American Institute of CPAs.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Macey and any director or executive officer of Applied. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions to which Mr. Macey is a party that would be required to be disclosed in accordance with Item 404 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: September 1, 2015